Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-127917, 333-41927, 33-56787, 333-42007, 333-67887, 333-92089, 333-68010, 333-106937, 333-98487, 333-46674, 333-120918, 333-134890, 333-143649, 333-151674 and 333-159414 on Form S-8 (the “S-8 Registration Statements”) and Registration Nos. 333-60350, 333-48841, 333-12031, 333-46676, 333-106401, 333-69476, 333-120612 and 333-158234 on Form S-3 (the “S-3 Registration Statements”) of Cousins Properties Incorporated and subsidiaries (the “Company”) our report dated February 26, 2010 relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of new accounting provisions with respect to noncontrolling interests) and our report dated February 26, 2010 on the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2009.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 26, 2010